Exhibit 99.1

FOR IMMEDIATE RELEASE
METALICO ADDRESSES
RECENT STOCK DOWNTURN

CRANFORD, NJ, October 29, 2014 – Metalico, Inc. (NYSE MKT: MEA) today stated that it is not aware of any events dictating recent declines in its stock price amid unusually heavy volume but speculated they may be the results of aggressive short selling and/or stockholders not completely understanding the Company’s recent debt restructuring, announced October 21.

The debt restructuring and proposed sales of certain non-core assets are expected to help achieve the Company’s principal strategic objective of significantly reducing debt and leverage while concentrating Metalico’s operations in its scrap metals recycling segment. The complex transaction included an issuance of stock together with new notes in exchange for outstanding indebtedness that slashed the Company’s leverage. The new notes have no current cash-pay interest and mature in 2024.

The restructuring, asset sales, and cost reductions should move Metalico appreciably toward its goal of reducing total debt by 30% to 40% over the next few months, freeing its balance sheet to allow it to execute its business plans and take advantage of opportunities and upswings in the metals commodity sector. The Company intends to discuss the restructuring further in its Third Quarter earnings call, to be held in early November.

NYSE MKT has informed the Company that the Exchange is aware of the recent unusual trading activity in Metalico stock. The Company has also contacted FINRA, the independent regulatory body having jurisdiction over securities firms and brokers.

The Company is in compliance will all of its debt covenants and is not in default under any of its credit arrangements. Principal and interest payments on debt have been made on time and all suppliers are being paid on agreed terms.

In the nine months ended September 30, 2014, Metalico generated EBITDA of $17.5 million. As part of its strategic redirection, the Company has agreed to treat its lead operations, collectively a non-core asset, as discontinued operations held for resale.

The Company’s volume of ferrous scrap sales for the third quarter was a record high of 160,400 gross tons, eclipsing the former record of 154,700 gross tons set in the third quarter of 2008. Non-ferrous sales of 55.4 million pounds were Metalico’s second highest, trailing only the 56.6 million pounds posted in this year’s second quarter.

The underlying operating fundamentals of the Company have improved during most of 2014.

Metalico, Inc. is a holding company with operations in two principal business segments: ferrous and non-ferrous scrap metal recycling, and fabrication of lead-based products. The Company operates recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi and lead fabricating plants in Alabama, Illinois, and California. Metalico’s common stock is traded on the NYSE MKT under the symbol MEA.

This news release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the recent decline in the Company’s stock price and debt reduction and the Company’s financial performance. These statements may contain terms like “expect,” “anticipate,” “believe,” “should,” “appear,” “estimate” and other words that convey a similar meaning, or are statements that do not relate strictly to historical or current facts. Forward-looking statements include statements with respect to Metalico’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Metalico’s control, and which may cause Metalico’s actual results, performance or achievements to be materially different from future results, performance, expectations or achievements expressed or implied by such forward-looking statements. Factors that could cause such material difference are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. All statements other than statements of historical fact are statements that could be forward-looking statements. Metalico assumes no obligation to update the information contained in this news release.

Contact:	Metalico, Inc. Carlos E. Agüero Michael J. Drury info@metalico.com

186 North Avenue East Cranford, NJ 07016 (908) 497-9610 Fax: (908) 497-1097 www.metalico.com

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